Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 2, 2009, accompanying the consolidated financial statements included in the Annual Report of Cryo-Cell International, Inc. on Form 10-K for the year ended November 30, 2008. We hereby consent to the incorporation by reference of said report in the Registration Statements of Cryo-Cell International, Inc. on Forms S-8 (File No. 333-92991, effective December 17, 1999 and File No. 333-65418, effective July 19, 2001)

/s/ GRANT THORNTON LLP

Orlando, Florida
March 2, 2009